UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010 (November 21, 2010)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	98-0447716
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities

On December 15, 2010, Wescorp Energy Inc. (the “Company”) completed the closing of a private placement in which it issued 13,212,110 units (the “2010 Units”) of common stock and warrants, with each unit consisting of (i) one share of common stock of the Company and (ii) one warrant (the “2010 Warrant”) entitling its owner to purchase one share of the common stock of the Company at a price of $0.15 per share, for a period of 12 months. The aggregate price paid for the 2010 Units was $1,145,329. In connection with the closing, the Company issued 278,000 of the 2010 Units to a non-U.S. resident outside the United States as a finder’s fee for introducing the Company to Canadian residents who bought units in the private placement.

With respect to any of the 2010 Units that were issued to investors in the United States, those units were issued based on exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. These issuances qualified for this exemption from registration because (i) each investor is an accredited investor; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the investors were provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) the securities were issued to persons with knowledge and experience in financial and business matters so that they were capable of evaluating the merits and risks of an investment in the Company; and (v) the investors received, and will receive upon execution of any warrant, “restricted securities.”

The 2010 Units issued to non-US residents outside the United States were issued in reliance upon an exemption from registration under Regulation S of the Securities Act. This issuance qualified for exemption from registration because (i) the securities were sold to non-U.S. investors in an offshore transaction (as defined under Regulation S); (ii) the Company did not use any directed selling efforts (as defined under Regulation S) in the United States; (iii) offering restrictions (as defined under Regulation S) were implemented by the Company; and (iv) the investors received and will receive upon execution of any warrant “restricted securities” that include all applicable legends and are subject to resale limitations in accordance with Regulation S.

As previously announced, on November 21, 2010 the Company completed the conversion of $2,321,859 of its outstanding debt to equity through the exchange of that debt as consideration for the issuance of 11,609,295 units (the “November Units”) of common stock and warrants, with each unit comprised of (i) one common share of the Company and (ii) one common share purchase warrant. Each warrant has a five-year term, and each warrant is exercisable at $0.50 per share during years one and two, at $0.75 per share during year three, at $1.00 per share during year four, and at $1.25 per share during year five. The warrants expire after year five.

The November Units were issued to non-US residents outside the United States in reliance upon the exemption from registration under Regulation S of the Securities Act. This issuance qualified for exemption from registration because (i) the securities were sold to non-U.S. investors in offshore transactions (as defined under Regulation S); (ii) the Company did not use any directed selling efforts (as defined under Regulation S) in the United States; (iii) offering restrictions (as defined under Regulation S) were implemented by the Company; and (iv) the investors received, and will receive upon execution of any warrant, “restricted securities” that include all applicable legends and are subject to resale limitations in accordance with Regulation S.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

December 21, 2010	By:	/s/Douglas Biles
Douglas Biles
Chief Executive Officer